As filed with the Securities and Exchange Commission on November 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARKO Corp.

(Exact name of registrant as specified in its charter)

Delaware	85-2784337
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8565 Magellan Parkway Suite 400 Richmond, Virginia	23227-1150
(Address of Principal Executive Offices)	(Zip Code)

ARKO Corp. 2020 Incentive Compensation Plan

(Full title of the plan)

Arie Kotler

Chairman, President and Chief Executive Officer

8565 Magellan Parkway

Suite 400

Richmond, Virginia 23227-1150

(804) 730-1568

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Altman, Esq.

Win Rutherfurd, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue, Suite 4400

Miami, Florida 33131

(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed by ARKO Corp., a Delaware corporation (the “Registrant”, “Company”, “we”, “us”, or “our”), for the purpose of registering a total of 11,356,834 additional shares of common stock, par value $0.0001 per share (“Common Stock”), issuable under the ARKO Corp. 2020 Incentive Compensation Plan (as amended, the “Plan”).

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s prior registration statement on Form S-8 registering shares of Common Stock under the Plan (File No. 333-261642) (the “Prior Registration Statement”) are hereby incorporated by reference herein, and the information required by Form S-8 is omitted, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 27, 2024, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 7, 2024, for the quarter ended June 30, 2024, filed with the Commission on August 6, 2024, and for the quarter ended September 30, 2024, filed with the Commission on November 7, 2024.

(c)

The Registrant’s Definitive Proxy Statement on Schedule 14A filed in connection with the Registrant’s Annual Meeting of Stockholders held on June 6, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023) filed with the Commission on April 19, 2024;

(d)

The Registrant’s Current Reports on Form 8-K filed with the Commission on January  3, 2024, March  8, 2024, March  26, 2024, March  28, 2024, June  6, 2024, and October 2, 2024, in each case only to the extent that the items therein are “filed” rather than “furnished” for the purposes of Section 18 of the Exchange Act; and

(e)

The Registrant’s Registration Statement on Form 8-A filed with the SEC on December 22, 2020 (File No. 001-39828) in which there is described the terms, rights and provisions applicable to the Common Stock, including any amendment or report filed for the purpose of updating such description, including the description of the Common Stock filed as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 25, 2021.

Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part of the Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of the Registration Statement.

Item 8.	Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit No.	Description

4.1	Composite Amended and Restated Certificate of Incorporation of ARKO Corp., filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 7, 2023 (File No. 001-39828) and incorporated by reference herein.

4.2	Bylaws of ARKO Corp., filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 31, 2020, and incorporated by reference herein.

4.3	ARKO Corp. 2020 Incentive Compensation Plan, filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 31, 2020 and incorporated by reference herein.

4.4	Form of Amendment to the ARKO Corp. 2020 Incentive Compensation Plan, filed as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 19, 2024, and incorporated herein by reference.

5.1*	Opinion of Greenberg Traurig, LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature pages hereto)

107.1*	Calculation of Filing Fee Tables

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia on November 7, 2024.

ARKO Corp.

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arie Kotler and Robert Giammatteo, and each of them any of whom may act without joinder of the other, with full power to act as such person’s true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Arie Kotler Arie Kotler	Chairman of the Board and President, Chief Executive Officer (Principal Executive Officer)	November 7, 2024

/s/ Robert Giammatteo Robert Giammatteo	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 7, 2024

/s/ Michael J. Gade Michael J. Gade	Director	November 4, 2024

/s/ Andrew R. Heyer Andrew R. Heyer	Director	November 4, 2024

/s/ Steven J. Heyer Steven J. Heyer	Director	November 6, 2024

/s/ Sherman K. Edmiston III Sherman K. Edmiston III	Director	November 7, 2024

/s/ Avram Friedman Avram Friedman	Director	November 4, 2024

/s/ Laura Karet Laura Karet	Director	November 4, 2024